Exhibit 8.4

Arlington Tankers Ltd.	e-mail:
Canon’s Court	alynch@applebyglobal.com
22 Victoria Street	direct dial:
Hamilton HM 12	Tel 441 298 3286
Bermuda	Fax 441 298 3358
appleby ref: 138452.1
3 October 2008
Dear Sirs
Arlington Tankers Ltd. (the “Company”)
This opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, Washington D.C. 20549 of a Registration Statement on Form S-4 No 333-153247 (the “Registration Statement”).
For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.
Assumptions
In stating our opinion we have assumed:
(a)	the accuracy and completeness of the Registration Statement and other documentation examined by us;
(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
(c)	that any representation, warranty, statement of fact or law, other than as to the laws of Bermuda, made in the Registration Statement are true, accurate and complete; and

(d)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction.
Opinion
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the heading “Bermuda Tax Considerations” insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.
Reservations
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.
Disclosure
This opinion is addressed to you in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.
We also consent to the reference to this firm under the captions “Legal Matters” in the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully,
/s/ Appleby
Appleby

SCHEDULE
1.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company.
2.	A certified copy of the “Foreign Exchange Letter”, dated 21 September 2004, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.
3.	A certified copy of the “Tax Assurance”, dated 08 October 2004, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.
4.	An electronic copy of the filing by the Company with the Securities and Exchange Commission, Washington D.C. 20549 of a Registration Statement on Form S-4 No. 333-153247 (the “Registration Statement”).